Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

3D Systems Corporation

Valencia, California

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-58903, 333-11865, 333-36782 and 333-115642 on Form S-8 of 3D Systems Corporation of our reports dated February 28, 2006, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California